Exhibit 21

EXECUTION VERSION

October 20, 2017

Penske Corporation

Penske Automotive Holdings Corp.

c/o Penske Corporation

2555 Telegraph Road

Bloomfield Hills, Michigan 48302

Attention: General Counsel

Telecopy: (248) 648-2511

Re:	Amendment of PAG Stockholders Agreement

Ladies and Gentlemen:

Reference is made to the Stockholders Agreement, dated as of July 30, 2013 (the “PAG Stockholders Agreement”), by and among Mitsui & Co., Ltd., a Japanese company (“Mitsui Japan”), Mitsui & Co. (U.S.A.), Inc., a New York corporation (“Mitsui USA”, and together with Mitsui Japan, “Mitsui”), Penske Corporation, a Delaware corporation (“Penske Corporation”) and Penske Automotive Holdings Corp., a Delaware corporation (“Penske Holdings”, and together with Penske Corporation, “Penske”).

WHEREAS, in connection with the execution of that Sale and Purchase Agreement, dated as of the date hereof, by and among Mitsui Japan, Mitsui USA and Penske Holdings, Mitsui and Penske desire to amend the PAG Stockholders Agreement in accordance with Section 6.4 therein;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Tag-Along Rights. Section 3.1(a) of the PAG Stockholders Agreement is hereby amended and restated in its entirety as follows:

Other than one or more Transfers of Restricted Securities not exceeding, in the aggregate, 3,096,404 shares (as such number may be equitably adjusted to reflect stock splits, reverse stock splits, reclassifications and other similar changes to the Company’s capital structure) of Common Stock (each, an “Exempt Sale”), in the event that Penske desires to Transfer any Restricted Securities to a third party (other than with respect to any Restricted Securities, to its Permitted Transferees or Affiliates) at any time prior to the termination of this Agreement in accordance with its terms, Penske shall notify Mitsui in writing of such proposed Transfer and its terms and conditions (the “Tag-Along Notice”); and

2.	Notices. Section 6.3 of the PAG Stockholders Agreement is hereby amended to change the notice information for each Mitsui Japan and Mitsui USA as set forth below:

1

If to Mitsui Japan:

Mitsui & Co., Ltd.

Nippon Life Marunouchi Garden Tower

1-3, Marunouchi 1-chome, Chiyoda-ku

Tokyo, Japan

Attention: General Manager

Second Motor Vehicles Division

Telecopy: +81 3-3285-9005

If to Mitsui USA:

Mitsui & Co. (U.S.A.), Inc.

200 Park Avenue

New York, New York 10166

Attention: Deputy Operating Officer

Integrated Transportation Systems Division

Telecopy: (212) 878-0933

With a copy to: (which shall not constitute notice)

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: William D. Regner, Esq.

Telecopy: (212) 909-6836

3.	No Other Amendments. Other than as expressly amended by Items 2 and 3 hereof, all other provisions of the PAG Stockholders Agreement shall remain in full force and effect.

4.	Governing Law. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF WHICH MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

5.	Counterparts; Execution and Delivery. This Letter Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Letter Agreement by email, facsimile or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Letter Agreement. This Letter Agreement shall be effective as of the date hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Yours very truly,

MITSUI & CO., LTD.

/s/ Masashi Yamanaka
Name:	Masashi Yamanaka
Title:	General Manager, Second Motor Vehicles Division, Integrated Transportation Systems Business Unit I

MITSUI & CO. (U.S.A.), INC.

/s/ Yoshimi Namba
Name:	Yoshimi Namba
Title:	Senior Vice President

ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

PENSKE CORPORATION

/s/ J. Patrick Conroy
Name: J. Patrick Conroy
Title: Executive Vice President

PENSKE AUTOMOTIVE HOLDINGS CORP.

/s/ J. Patrick Conroy
Name: J. Patrick Conroy
Title: Vice President

[Signature Page to Letter Agreement Amending PAG Stockholders Agreement]